UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2016

WITH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55533	80-0194367
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7 Studebaker, Irvine , California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(714) 617-1991

MEDL Mobile Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

With, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated as of October 30, 2015, with Peak One Opportunity Fund, L.P. (the “Holder”) pursuant to which the Holder purchased two convertible debentures, dated November 2, 2015 and November 27, 2015, for an aggregate principal amount of $170,000.   Pursuant to the terms of the debentures, the Holder has provided notice to the Company, dated March 28, 2016, that an event of default has occurred under the terms of the debentures.  The events of default, which have occurred as determined by Holder include, cross-default under third party indebtedness, breach of default under a material agreement or indebtedness and a material adverse effect. The events of default are not curable by the Company under the terms of the debentures.  As a result of the events of default, 140% of the principal amounts of the debentures and accrued interest are immediately due and payable and the interest will accrue at a rate of 18% until repayment is made in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2016	WITH, INC. By: /s/ Andrew Maltin Andrew Maltin, Chief Executive Officer